EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 23, 2024 relating to the financial statements of The E.W. Scripps Company and subsidiaries and the effectiveness of The E.W. Scripps Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of The E.W. Scripps Company for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP
Cincinnati, Ohio
May 17, 2024